Corporate Charter

I, DEAN HELLER, the duly elected and qualified Nevada
Secretary of State, do
hereby certify that LANDSTAR, INC did on May 4, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secreta, and further, that said
Articles contain
all the provisions required by the law of said of State of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Sel of
State, at my office, in Carson City, Nevada, on May 4, 1998.

Dean Heller
Secretary of State
	                          By     	Marianne Lockyer
					            Certification Clerk



				ARTICLES OF INCORPORATION
       					OF
   				LandStar, Inc.

		FIRST.  The name of the corporation is
				LandStar, Inc.

		SECOND Its registered office in the State of Nevada is located at 2533
North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the
State of Nevada as may be from time to time designated by the Board of
Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind of nature, including the holding of all meetings of Directors and Stockholders, outside the State of
Nevada as well as within the State of Nevada.

		THIRD. The objects for which this corporation is formed are: to engage in any lawful activity, including, but not limited to the following:
Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

Shall have power to sue and be sued in any court of law or equity.

Shall have power to make contracts.

Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

Shall have power to wind up and dissolve itself, or be wound up or dissolved.

Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises or for any other lawful purpose of its incorporation;
to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership including the right to vote, if any.

Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of
Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation ation, or any amendment thereof.

Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

	FOURTH That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a ONE TENTH OF ONE CENT ($0.001) par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

	FIFTH The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first Board of Directors shall be one
(1) in number and listed as follows:

NAME	         			      POST OFFICE ADDRESS
Brent Buscay		         	2533 North Carson Street
				            Carson City, Nevada 89706

	SIXTH The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

	SEVENTH The name and post office address of the Incorporator signing the
Articles of Incorporation is as follows:

NAME	              			POST OFFICE ADDRESS
Brent Buscay			      2533 North Carson Street
			                  Carson City, Nevada  89706

	EIGHTH  The resident agent for this corporation shall be:
				LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be:

					2533 North Carson Street
					Carson City, Nevada 89706

	NINTH  The corporation is to have perpetual existence.

	TENTH In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized:
Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

	By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the
By-Laws of the Corporation, shall have and may exercise the powers of the
Board of Directors in the management of the business and affairs of the
Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

	When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon suchterms and conditions as its Board of Directors deems expedient and for the bestinterests of the Corporation.

	ELEVENTH No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

	TWELFTH No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes. Any repeal or modification of the
Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

	THIRTEENTH This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of
Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

	I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law pf the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this April 27, 1998.

       	/s/Brent Buscay
        	------------
       	Brent Buscay

STATE OF NEVADA	)
              	)   SS:
CARSON CITY    	)


On this April 27, 1998 in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of
Nevada, personally appeared:

						Brent Buscay

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.



                         -------------
    		             Notary Public

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation

April 27, 1998
DATE


						--------------
						Vice President



         CONSENT TO ACTION WITHOUT A MEETING OF THE DIRECTORS
                                  OF
                            LandStar, Inc.

In accordance with Chapter 78 of the Nevada Revised Statutes,
Brent Buscay,
a Director of LandStar, Inc. hereby consents to the following action:

	RESLOVED that Daniel L. Hodges is hereby appointed a Director of LandStar,
Inc, to serve until a successor is duly elected and qualified.

	IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date hereof.

DATED AT Carson City, Nevada, this 4th day of May, 1998.


       				/s/Brent Buscay
					----------------------
					Brent Buscay, Director


STATE OF NEVADA	)
              	)  SS:
CARSON CITY    	)

On this 5th day of May, in the year 1998, before me, personally appeared Brent
Buscay, personally known to me (or proved to me on basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledge that he executed it.

WITNESS my hand and official seal.



            -------------
		Notary Public


RESIGNATION

	I, Brent Buscay, an original Director and member of the first Board of
Directors of LandStar, Inc., a Nevada Corporation, hereby tender and submit my resignation as a member of the Board of Directors and as an Officer of the above named Corporation, such resignation to be effective this 4th day of may,
1998.


					/s/Brent Buscay
					----------------------
					Brent Buscay, Director


STATE OF NEVADA	)
	            )   SS:
CARSON CITY    	)


On this 5th day may, in the year 1998, before me, personally appeared Brent
Buscay, personally known to me (or proved to me on basis of satisfactory evidence) to be the person whose name is subscribed to this instrumnet, and acknowledge that he executed it.

WITNESS my hand and official seal.


                  -------------
			Notary Public